UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Item 1.02 Termination of a Material Definitive Agreement.

On April 2, 2013, GreeneStone Healthcare Corporation, a Colorado corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with Asher Enterprises, Inc., a Delaware corporation (the “Investor”), pursuant to which the Company sold to the Investor a convertible note in the principal amount of $108,500, bearing interest at the rate of 8% per annum (the “Convertible Note”) (see the Company’s Current Report on Form 8-K filed on April 3, 2013).

On September 30, 2013, the Company paid-off the full amount owed to the Investor under the Convertible Note, including the principal balance and any and all accrued interest and pre-payment penalties (the “Payment”). Upon the Payment, and in accordance with the terms of the Agreement and the Convertible Note, the Agreement was terminated and the Convertible Note cancelled and returned to the Company.

Item 8.01 Other Events.

On October 2, 2013, the Company issued a press release disclosing the discharge of debt related to the Payment of the Convertible Note. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: October 2, 2013	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer